Exhibit 3.2

THIRD AMENDED AND RESTATED BYLAWS OF

COLUMBIA PIPELINE GROUP, INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office and Agent. The registered office of the Corporation is in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation at such address is The Corporation Trust Company or such other agent as may be appointed by the Board of Directors from time to time. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of the stockholders shall be held at such time and place, if any, within or without the State of Delaware, or by means of remote communication as shall be designated by the Board of Directors.

Section 2. Annual Meetings. An annual meeting of stockholders shall be held for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. The date, time and place, if any, of the annual meeting shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 3. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) or by law, may be called by the President and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing delivered to the President or the Secretary of the Corporation of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

Section 4. Notice of Meetings. Notice of each meeting of the stockholders stating the place, if any, date and time of the meeting, and the means of remote communication, if any, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting (unless a different time is specified by law). The notice of any special meeting of stockholders shall also state the purpose or purposes for which the meeting is called. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may also be given to stockholders by means of email other means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 5. Quorum; Adjournments. The holders of a majority of the voting stock issued and outstanding and entitled to vote at the meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise required by these Bylaws, the Certificate of Incorporation, or the Delaware General Corporation Law as from time to time in effect (“Delaware Law”). A quorum, once established, shall not be broken by subsequent withdrawal of enough votes to leave less than a quorum. If a quorum is not present or represented at any meeting of the stockholders, stockholders present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time, place, if any, and the means of remote communication, if any, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 6. Voting.

(a) At all meetings of the stockholders, each stockholder shall be entitled to vote, in person, or by proxy appointed in an instrument in writing subscribed by the stockholder or otherwise appointed in accordance with Delaware Law, each share of voting stock owned by such stockholder of record on the record date for the meeting. Each stockholder shall be entitled to one vote for each share of voting stock held by such stockholder, unless otherwise provided in Delaware Law or the Certificate of Incorporation.

(b) When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy and voting shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Any stockholder who is in attendance at a meeting of stockholders either in person or by proxy, but who abstains from the vote on any matter, shall not be deemed present or represented at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed present or represented at such meeting for all other purposes.

Section 7. Informal Action by Stockholders. Any action to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of its Board of Directors, which may exercise all such powers of, and do all such acts and things as may be done by, the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number, Qualification and Tenure. The Board of Directors of the Corporation shall consist of not less than one (1) member and not more than six (6) members. Within the limit above specified, the number of directors shall be determined from time to time by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in the Certificate of Incorporation or Section 3 of this Article III, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, termination, resignation or removal from office. Directors need not be stockholders.

Section 3. Vacancies and Newly-Created Directorships. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, termination, resignation, disqualification or removal from office. If there are no directors in office, then an election of directors may be held in the manner provided by law.

Section 4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. Meetings. Regular meetings of the Board of Directors may be held without notice at such dates, times and places as shall from time to time be determined by the Board of Directors or its Chairman. Special meetings of the Board may be called by the Chairman, President or Secretary on the written request of a majority of the Board of Directors then in office. Notice of any special meeting of the Board shall be given at least twenty four (24) hours prior thereto and state the date, time and place of the meeting.

Section 6. Waiver of Notice; Business and Purpose. Notice of any meeting of the Board of Directors may be waived in writing signed by, or by electronic transmission by, the director entitled to such notice either before or after the time of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and at the beginning of the meeting records such objection with the person acting as secretary of the meeting and does not thereafter vote on any action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting, unless specifically required by Delaware Law.

Section 7. Quorum and Manner of Acting. At all meetings of the Board of Directors, at least fifty percent of the directors then in office shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by Delaware Law or by the Certificate of Incorporation. Withdrawal of directors from any meeting shall not cause the failure of a duly constituted quorum at such meeting. A director who is in attendance at a meeting of the Board of Directors but who abstains from the vote on any matter shall not be deemed present at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed present at such meeting for all other purposes.

Section 8. Organization. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors. If the Chairman of the Board is not elected or, if elected, is not present, the Vice Chairman, if any, or if no such Vice Chairman is present, a director chosen by a majority of the directors present, shall act as chairman at such meeting of the Board of Directors.

Section 9. Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may create one or more committees and appoint one or more directors to serve on such committee or committees. Each director appointed to serve on any such committee shall serve, unless the resolution designating the respective committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional directors as alternate members of any committee to serve as members of such committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of such committee. In the absence or disqualification of a member and all alternate members designated to serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place and stead of such absent or disqualified member.

Any committee may exercise the power and authority of the Board of Directors to the extent specified by the resolution establishing such committee, or the Certificate of Incorporation or these Bylaws; provided, however, that no committee may take any action that is expressly required by Delaware Law or the Certificate of Incorporation or these Bylaws to be taken by the stockholders and/or the Board of Directors and not by a committee thereof. Each committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of each committee, shall be reported to the Board of Directors at the next meeting of the Board.

Meetings of committees may be called at any time by the Chairman of the Board, if any, the President or the chairman of the respective committee. At least fifty percent (50%) of the members of the committee shall constitute a quorum for the transaction of business and, except as expressly limited by this section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of such committee. Except as expressly provided in this section or in the resolution designating the committee, a majority of the members of any such committee may select its chairman, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section 10. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

Section 11. Attendance by Telephone. Members of the Board of Directors, or any committee thereof, may participate in and act at any meeting of the Board of Directors, or such committee, as the case may be, through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

Section 12. Compensation. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. These payments shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 1. Enumeration. The officers of the Corporation shall be appointed by the Board of Directors and may include a President, one or more Vice Presidents, a Secretary, a Controller and a Treasurer. The Board of Directors may also elect a Chairman of the Board, a Vice Chairman, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it may deem appropriate. Any number of offices may be held by the same person. No officer need be a stockholder.

Section 2. Term of Office. The officers of the Corporation shall hold office until their successors are appointed and qualified, or until their earlier death, termination, resignation or removal from office. Any officer or agent of the Corporation may be removed at any time by the Board of Directors, with or without cause. Any vacancy in any office because of death, resignation, termination, removal, disqualification or otherwise, may be filled by the Board of Directors.

Section 3. Chairman of the Board. The Chairman of the Board, when and if elected, shall manage and direct the business and affairs of the Corporation, subject to the control of the Board of Directors and the Chairman, shall preside at meetings of the Board of Directors and of stockholders and shall have such other functions, as may be prescribed by the Board of Directors. The Chairman of the Board, if any, shall be a member of the Board of Directors of the Corporation.

Section 4. Vice Chairman. The Vice Chairman, if any, in the absence of the Chairman or in the event of the Chairman’s inability or refusal to act, shall have the authority to perform the duties of the Chairman and such other duties as may from time to time be prescribed by the Board of Directors or the Chairman of the Board. The Vice Chairman, if any, shall be a member of the Board of Directors of the Corporation.

Section 5. President. During any period when there shall be an office of Chairman of the Board, the President shall be the chief operating officer of the Corporation and shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board. The President shall be the chief executive officer of the Corporation, and, as such, shall have the functions, authority and duties as may be determined by the Board.

Section 6. Vice President. Each Vice President shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors or the President.

Section 7. Secretary. The Secretary shall: (a) keep a record of all proceedings of the stockholders, the Board of Directors and any committees thereof in one or more books provided for that purpose; (b) give, or cause to be given, all notices that are required by law or these Bylaws to be given by the Secretary; (c) be custodian of the corporate records and, if the Corporation has a corporate seal, of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general, perform the duties incident to the office of secretary and such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or the President.

Section 8. Assistant Secretary. The Assistant Secretary, if any, or if there shall be more than one, each Assistant Secretary in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall have the authority to perform the duties of the Secretary, subject to such limitations thereon as may be imposed by the Board of Directors, and such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary.

Section 9. Treasurer. The Treasurer shall be the principal financial officer of the Corporation. The Treasurer shall: (a) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (b) perform the duties incident to the office of treasurer and such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine.

Section 10. Controller. The Controller shall be the principal accounting officer of the Corporation. The Controller shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) perform the duties incident to the officer of controller and such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President. If required by the Board of Directors, the Controller shall give a bond for the faithful discharge of his or her duties in such sum with such surety or sureties as the Board of Directors may determine.

Section 11. Assistant Treasurer. The Assistant Treasurer, if any, or if there shall be more than one, each Assistant Treasurer, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall have the authority to perform the duties of the Treasurer, subject to such limitations thereon as may be imposed by the Board of Directors, and such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

Section 12. Assistant Controller. The Assistant Controller, if any, or if there shall be more than one, each Assistant Controller, in the absence of the Controller or in the event of the Controller’s inability or refusal to act, shall have the authority to perform the duties of the Controller, subject to such limitations thereon as may be imposed by the Board of Directors, and such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

Section 13. Other Officers and Agents. Any officer or agent who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these Bylaws shall perform such duties and have such powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President.

ARTICLE V

CERTIFICATES OF STOCK AND THEIR TRANSFER; EXECUTION OF

INSTRUMENTS

Section 1. Form. The shares of the Corporation shall be represented by certificates in such form as any officer may approve; provided, however, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Each certificate for shares shall be consecutively numbered or otherwise identified. Certificates of stock in the Corporation shall be signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of one or more officers of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction in its stock transfer books. Capital stock of the Corporation may not be transferred without the written approval of the Board of Directors.

Section 3. Replacement. In case of the loss, destruction, mutilation or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation may be issued upon the surrender of the mutilated certificate or, in the case of loss, destruction or theft of a certificate, upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his, her or its legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to the certificate alleged to have been lost, destroyed or stolen.

Section 4. Execution of Instruments. Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any two officers or any officer together with any other person designated from time to time by the President and Secretary. The Board of Directors may from time to time appoint a person or persons either individually or with others to sign, and deliver any instrument or document or class of instruments or documents, including the use of facsimile or electronic reproduction of any or all signatures and the use of the corporate seal or a facsimile or electronic reproduction thereof.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 1. Indemnity. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding), the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 2. Expenses. Expenses (including attorneys’ fees) of each Covered Person hereunder indemnified reasonably incurred in investigating and defending any Proceeding or threat thereof shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by this Article VI.

Section 3. Non-Exclusivity of Rights. The rights to indemnification and advancement of expenses conferred in Sections 1 and 2 of this Article VI shall neither be exclusive of, nor be deemed in limitation of, any rights to which any officer or director may otherwise be or become entitled or permitted under the Certificate of Incorporation, these Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be the twelve (12) month period ending December 31, or as otherwise fixed from time to time by resolution of the Board of Directors.

Section 2. Corporation Seal. The corporate seal, if any, of the Corporation shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 3. Notices and Mailing. Except as otherwise provided in the Delaware Law, the Certificate of Incorporation or these Bylaws, all notices required to be given by any provision of these Bylaws shall be deemed to have been given effectively if given in person or by telephone, mail addressed to the recipient’s address as it appears on the records of the Corporation, facsimile, email or by other means of electronic transmission.

Section 4. Waiver of Notice. Whenever any notice is required to be given under Delaware Law or the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing signed by, or by electronic transmission by, the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance at a meeting shall constitute a waiver of notice and such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need to be specified in any waiver of notice.

Section 5. Interpretation. In these Bylaws, unless a clear contrary intention appears, the singular number includes the plural number and vice versa, and reference to either gender includes the other gender.

ARTICLE VIII

AMENDMENTS

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt the Bylaws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.